EXHIBIT 2.7
                                                                     -----------




                          TRANSITION SERVICES AGREEMENT

                                     between

                                 MathSoft, Inc.,

                       MathSoft Corporate Holdings, Inc.,

                                       and

                     MathSoft Engineering & Education, Inc.



                          Dated as of January 23, 2001

                     TRANSITION  SERVICES  AGREEMENT
                     -------------------------------


     TRANSITION SERVICES AGREEMENT dated as of January 22, 2001, by and between MATHSOFT, INC., a Massachusetts corporation ("Seller"), and MATHSOFT CORPORATE
                                               ------
HOLDINGS,  INC.,  a  Delaware  corporation  ("Buyer") and MATHSOFT ENGINEERING &
                                              -----
EDUCATION,  INC.,  a  Delaware  corporation  (the  "Company").
                                                    -------


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Seller, Buyer and the Company are parties to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant
                                             ------------------------
to which, among other matters, each of Seller and the Company has agreed to provide or cause to be provided (in such capacity, the "Provider") to the other
                                                         --------
party  (in  such capacity, the "Recipient") certain transitional, administrative
                                ---------
and support services on the terms set forth in this Agreement and the Appendices hereto; and

     WHEREAS, Seller and Buyer have agreed that Seller shall lease certain employees to Buyer (listed on Exhibit A hereto and referred to as the "Leased
                                                                          ------
Employees")  on the terms set forth in this Agreement and the Appendices hereto.
---------

     NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Seller, Buyer and the Company each mutually covenant and agree as follows:

                                   ARTICLE  I

                                SERVICES PROVIDED

     1.1     Transition  Services.  Upon the terms and subject to the conditions
             --------------------
set forth in this Agreement, the Provider will provide each of those services (hereinafter referred to individually as a "Transition Service", and
                                                  -------------------
collectively  as  the  "Transition Services") set forth in the Appendices hereto
                        -------------------
(each of which Appendices is incorporated herein and made a part of this Agreement) to the Recipient during the time period specified for each such
Transition Service in such Appendices (hereinafter referred to collectively as the "Time Periods" for all of the Transition Services, and individually a "Time
      ------------                                                          ----
Period"  for  a  Transition  Service).
------

     1.2      Personnel.   In  providing  the  Transition  Services,  the
              ---------
Provider may, as it deems necessary or appropriate, (i) use the personnel of the Provider or its affiliates, and (ii) employ the services of third parties to the extent that, and subject to the condition that, such third party services are routinely utilized to provide similar services to other businesses of the Provider or are reasonably necessary for the efficient performance of any of such Transition Services.

    1.3     Representatives.   Each  of  Seller  and  Buyer  shall  nominate  a
            ---------------
representative to act as its primary contact person for the provision of all of the Transition Services (collectively, the "Primary Coordinators"). The initial
                                            --------------------
Primary Coordinator for the Seller is Dermot O'Grady and the initial Primary Coordinator for Buyer is James C. Randles. Each Primary Coordinator may designate one or more service coordinators for each specific Transition Service

(the  "Service  Coordinators").  Each  party  may  treat  an  act  of  a Primary
       ---------------------
Coordinator or Service Coordinator of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator or Service Coordinator had authority to so act, provided, however, that no such Primary Coordinator or Service Coordinator has authority to amend this Agreement. Seller and Buyer shall advise each other promptly (in any case no more than five (5) business days) in writing of any change in the Primary Coordinators and any Service Coordinator for a particular Transition Service, setting forth the name of the Primary Coordinator or Service Coordinator to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator or Service Coordinator is authorized to act for such party in all matters relating to this Agreement, in the case of a Primary Coordinator or, in the case of a Service Coordinator, with respect to a Transition Service. Each of the Seller and Buyer agree that all communications relating to the provision of the Transition Services shall be directed to the Service Coordinators for such Transition Service with copies to the Primary Coordinators.

     1.4     Level  of  Transition  Services.
             -------------------------------

          (a) The Transition Services shall be of substantially the same type, quality and utilization levels, and shall be provided with substantially the same degree of care and diligence, as such services had been previously provided. Nothing in this Agreement shall require the Provider to favor the businesses of the Recipient over its own businesses or those of any of its affiliates.

          (b) Subject to Section 1.4(a), the Provider shall not be required to provide the Recipient with extraordinary levels of Transition Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Closing Date by the Provider.

          (c) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transition Services, the Recipient agrees that the Transition Services provided by third parties shall be subject to the terms and conditions of any agreements between the Provider and such third parties, which agreements shall be on substantially the same terms and conditions as the Provider would enter into with such third parties for its own account. The Provider shall consult with the Recipient concerning the terms and conditions of any such agreements to be entered into, or proposed to be entered into, with third parties after the date hereof.

     1.5     Limitation  of  Liability,  Indemnity.
             -------------------------------------

          (a) The parties hereto acknowledge and agree that the Transition Services are provided by the Provider: (i) at the request of the Recipient in order to accommodate them following the Closing, (ii) at the Provider's actual out-of-pocket cost and with no expectation of profit being made by the Provider thereon, and (iii) with the expectation that the Provider is not assuming any financial or operational risks, including those usually assumed by a service provider, except for those risks explicitly set forth herein. Accordingly, the Recipient agrees that, absent gross negligence or willful misconduct, the Provider, its subsidiaries and affiliates and their directors, officers, employees, representatives, consultants and agents (collectively, the "Provider Parties") shall not be liable for any direct, indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims relating to the Transition Services or the Provider's performance under this Agreement.

          (b) Without limitation of the foregoing, in the absence of gross negligence or willful misconduct on the part of any Provider Party, and whether or not any Provider Party is negligent, the Provider Parties shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys'
fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever arising out of or based upon the transition Services or the use of the Transition Services by the Recipient.

          (c) The Recipient agrees to indemnify and hold the Provider and any Provider Parties harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (each, a "Damage" and, collectively, the "Damages") (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon the Transition Services or the use of the Transition Services by the Recipient in the absence of gross negligence or willful misconduct on the part of any Provider Party.

          (d) The Provider agrees to indemnify and hold the Recipient and its subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof harmless from and against any Damages (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any gross negligence or willful misconduct of any Provider Party in connection with the Transition Services.

          (e) Nothing in this Agreement shall prevent a party from seeking recourse against the other party for any breach of this Agreement.


     1.6     Force  Majeure.  Any  failure  or  omission  by  a  party  in  the
             --------------
performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided however that such party shall resume the performance whenever such causes are removed.

     1.7     Modification  of  Procedures.
             ----------------------------

          (a) Subject to the procedure set forth in this Section 1.7 to the extent applicable, the Provider may make changes from time to time in its standards and procedures for performing the Transition Services, provided that any such change shall all be made with respect to all or a significant portion of Provider's business. Notwithstanding the foregoing sentence, unless required by law, the Provider shall not implement any substantial changes affecting the Recipient unless:

               (i) the Provider has furnished the Recipient reasonable notice, but in no event less than 15 days;

               (ii) the Provider gives the Recipient a reasonable period of time (but in no event less than 15 days) for the Recipient (x) to accept, and adapt its operations to accommodate, such changes or (y) to reject the proposed changes. In the event the Recipient rejects a proposed change this Agreement shall terminate with respect to the relevant Transition Service.

          (b) During the term of this Agreement, the Recipient shall, within a reasonable period of time after such plans are available, provide the Provider with a plan identifying any changes in the Recipient's business that may affect the provision of the Transition Services in order for the Provider to provide the Transition Services to the Recipient; provided, however, that the Provider shall not be required to alter the method in which it provides the Transition Services or increase the level of such Services in any material matter except as expressly provided herein; provided, however, that the failure of the Recipient to provide such notice shall not alter or diminish the Provider's obligations to provide the Transition Services on the terms set forth herein except where the failure to provide notice has materially increased the Provider's cost or burden to provide such Transition Service.

          (c) As of the date hereof, the Provider represents that it does not have any plan or intention to make any material changes in its standards and procedures for performing the Transition Services.

     1.8     No Obligation to Continue to Use Services.  The Recipient shall not
             -----------------------------------------
have any obligation to continue to use any of the Transition Services and may terminate any Transition Service from the Transition Services that the Provider thereof is providing to the Recipient by giving the Provider notice thereof in accordance with the notice provisions herein and in the Appendix relating to such Transition Service.

     1.9     Provider  Access.  To  the extent reasonably required for personnel
             ----------------
of the Provider to perform the Transition Services, the Recipient shall provide personnel of the Provider with access during normal business hours (to the extent practicable) to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

     1.10     Recipient  Obligations.  During  the  term  of this Agreement, the
              ----------------------
Recipient shall (i) comply with any reasonable instructions provided by the Provider that are necessary for the Provider to adequately provide the Transition Services; (ii) comply with all applicable standards and procedures applicable to such Transition Service which are in the manner generally applied by the Provider in its business; and (iii) promptly report any operational or system problem affecting the provision of any Transition Services to the Provider. Notwithstanding the foregoing, any failure by the Recipient to perform any of the foregoing shall not alter or diminish the Provider's obligations to provide the Transition Services on the terms set forth herein except where the failure to so perform has materially increased the Provider's cost or burden to provide such Transition Service, or where such failure prevents the provision of the Transition Service in substantially the same manner as previously provided.

     1.11     DISCLAIMER.  EXCEPT  AS  EXPRESSLY  SET FORTH HEREIN, THE PROVIDER
              ----------
MAKES NO REPRESENTATIONS OR WARRANTIES IN RESPECT OF THE TRANSITION SERVICES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE  II

                                  COMPENSATION

     2.1     Consideration.  As  consideration  for the Transition Services, the
             -------------
Recipient shall pay to the Provider the amount specified for each such Transition Service as set forth in the Appendix relating to such Transition Service.

     2.2     Invoices.  After the end of each month, the Provider, together with
             --------
its affiliates or subsidiaries providing Transition Services, will submit a single itemized invoice to the Recipient for all Transition Services provided to the Recipient during such month that are to be paid monthly, unless earlier payment is required by the Appendices hereto. All invoices shall be sent to the attention of the Primary Coordinator at the address set forth in Section 5.3 hereof or to such other address as the Recipient shall have specified by notice in writing to the Provider.

     2.3     Payment  of  Invoices.  (a) Payment of all invoices in respect of a
             ---------------------
Transition Service shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever (except to the extent disputed in good faith), within five (5) business days of the invoice date unless otherwise specified in the Appendix relating to such Transition Service. All payments shall be made to the account designated by the Provider to the Recipient.

          (b) If any payment is not paid when due (except to the extent disputed in good faith, the details of which the Recipient has indicated to the Provider in writing with reasonable specificity) and the Recipient does not make such payment within five (5) business days of receiving notice from the Provider, the Provider shall have the right, without any liability to the Recipient, or anyone claiming by or through the Recipient, to, following an additional five (5) business days prior written notice, immediately cease providing any or all of the Transition Services provided by the Provider to the Recipient and/or to terminate this Agreement, which right may be exercised by the Provider in its sole and absolute discretion. Notwithstanding the above, the Provider shall not cease providing any Transition Service if such lack of payment is due to a good faith dispute, the details of which the Recipient has indicated to the Provider in writing with reasonable specificity.

                                   ARTICLE  III

                                 CONFIDENTIALITY

     3.1     Obligation.  Except if compelled by a court of proper jurisdiction,
             ----------
each party and its subsidiaries shall not use or permit the use of (without the prior written consent of the other party) and shall keep, and shall cause its consultants and advisors to keep, confidential all information (other than the information that is in the public domain) concerning the other party and its subsidiaries and affiliates received pursuant to or in connection with this Agreement.

     3.2     Care  and Inadvertent Disclosure.  With respect to any confidential
             --------------------------------
information,  each  party  agrees  as  follows:

          (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

          (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from any other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use.

                                   ARTICLE IV

                                     TERM

     4.1     Term.  This  Agreement  shall  become effective on the Closing Date
             ----
and  shall  remain  in  force  until  the  expiration of the longest Time Period specified  in  any  Appendix  hereto  (the "Expiration Date"), unless all of the
                                            ---------------
Transition  Services  are terminated by the Recipient in accordance with Section
1.8 above, or this Agreement is terminated under Section 2.3(b) prior to the Expiration Date.

     4.2     Termination  of Obligations.  The Recipient specifically agrees and
             ---------------------------
acknowledges that all obligations of the Provider to provide each Transition Service shall immediately cease upon the expiration of the Time Period for such Transition Service, and the Provider's obligations to provide all of the
Transition Services hereunder shall immediately cease upon the termination of this Agreement. The Recipient shall bear sole responsibility for instituting permanent services, or obtaining replacement services, in respect of any Transition Service terminated in accordance with the provisions hereof, and the Provider shall bear no liability for the Recipient's failure to implement or obtain such service or for any difficulties in transitioning from the Transition Service to such permanent or replacement service. Notwithstanding the foregoing, in connection with the transition to one or more permanent service providers (a "Transition"), the Provider shall cooperate with all reasonable
                ----------
requests of the Recipient in order to effect such Transition in a timely and cost-effective manner.

     4.3     Survival of Certain Obligations.  Without prejudice to the survival
             -------------------------------
of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Sections 1.5 and 1.11, Articles III, IV and V, and (b) the Provider's right to receive reimbursement for the Transition Services provided by it hereunder provided in Section 2.1 above incurred prior to the effective date of termination.

                               ARTICLE  V

                              MISCELLANEOUS

     5.1     Complete  Agreement;  Construction.  This  Agreement, including the
             ----------------------------------
Appendices and Attachments hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Appendix hereto, the Appendix shall prevail.

     5.2     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts. all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     5.3     Notices.  All  notices  and other communications hereunder shall be
             -------
in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

        To  Seller:

             MathSoft,  Inc.
             1700  Westlake  Avenue  N.  #500
             Seattle,  WA  98109
             Telecopy:  (206)  283-8802
             Attn:     Dermot O'Grady, Chief Financial Officer

             With  a  copy  to:

             Testa,  Hurwitz  &  Thibeault,  LLP
             125  High  Street
             Boston,  MA  02110
             Telecopy:  (617)  248-7100
             Attn:     Gordon  H.  Hayes, Jr.

        To  Buyer  or  the  Company:

             MathSoft  Corporate  Holdings,  Inc.
             101  Main  Street
             Cambridge,  MA  02142
             Telecopy:  (617)  577-8829
             Attn:     James  C.  Randles

             With  a  copy  to:

             Goodwin,  Procter  &  Hoar  LLP
             Exchange  Place
             Boston,  MA  02109-2881
             Telecopy:  (617)  523-1231
             Attn:     H.  David  Henken,  P.C.

     5.4     Waivers.  The failure of any party to require strict performance by
             -------
any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     5.5     Amendments.  This  Agreement  may not be modified or amended except
             ----------
by  an  agreement  in  writing  signed  by  each  of  the  parties  hereto.

     5.6     Assignment.  This Agreement shall not be assignable, in whole or in
             ----------
part, directly or indirectly; provided, however, Recipient may assign this Agreement to any successor to its business, whether by merger, reorganization or otherwise, provided that in connection with such transaction those persons and entities that controlled the Recipient prior to such transaction, control the Recipient following such transaction. Any attempt to assign any rights or obligations arising under this Agreement in contravention with this paragraph shall be null and void ab initio.

     5.7     Successors  and Assigns.  The provisions to this Agreement shall be
             -----------------------
binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     5.8     Third  Party  Beneficiaries.  This  Agreement  is  solely  for  the
             ---------------------------
benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     5.9     Title  and  Headings.  Titles  and  headings to sections herein are
             --------------------
inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     5.10     Appendices  and Attachments.  The Appendices and Attachments shall
              ----------------------------
be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     5.11     GOVERNING  LAW.  This Agreement shall be governed by and construed
              ---------------
in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts of law doctrines). Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the state and federal courts location in Boston, Massachusetts and irrevocably waives any right to a trial by jury or any objection based upon lack of personal jurisdiction or venue.

     5.12     Severability.  In  the  event  any  one  or more of the provisions
              -------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     5.13     Relationship  of  Parties.  Nothing  in  this  Agreement  shall be
              --------------------------
deemed or construed by the parties or any third party as creating a partnership or the relationship of principal and agent or joint venturer between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties.

     5.14     Definitions.  Capitalized  terms  used herein or in the Appendices
              -----------
and not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be executed the day and year first above written.


                                        MATHSOFT,  INC.


                                        By:  /s/  Charles J. Digate
                                           ----------------------------------
                                        Name:  Charles J. Digate
                                             --------------------------------
                                        Title:  Chief Executive Officer
                                                and President
                                              -------------------------------


                                        MATHSOFT  CORPORATE  HOLDINGS,  INC.

                                        By:  /s/  James C. Randles
                                           ----------------------------------
                                        Name:  James C. Randles
                                             --------------------------------
                                        Title:  President
                                              -------------------------------


                                        MATHSOFT ENGINEERING & EDUCATION, INC.

                                        By:  /s/  Dermot P. O'Grady
                                           ----------------------------------
                                        Name:  Dermot P. O'Grady
                                             --------------------------------
                                        Title:  Vice President
                                              -------------------------------